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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-67585) of Seagate Technology, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated July 17, 1998, with respect to the financial statements of Seagate Software, Inc. included in its Annual Report (Form 10-K) for the year ended July 3, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Jose, California

March 19, 1999